EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-83676 of ManTech International Corporation on Form S-8 of our report dated June 10, 2005, appearing in this Annual Report on Form 11-K of the ManTech International 401(k) Plan for the year ended December 31, 2004.

McLean, Virginia

June 28, 2005

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